                                                                    Exhibit 19.1

       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                  AS OF 9/30/99

AGGREGATE RECEIVABLES BALANCE                     NUMBER OF ACCTS      PERCENT OF           AGGREGATE       PERCENT OF
                                                                        NUMBER OF          RECEIVABLE        AGGREGATE
                                                                            ACCTS             BALANCE       RECEIVABLE
                                                                                                               BALANCE
1.  5,000  or less                                         22,376          66.09%      $38,255,731.05            7.13%

2.  5,000 - 10,000                                          4,564          13.48%       32,235,262.80            6.01%

3.  10,000 - 25,000                                         3,824          11.29%       59,867,257.86           11.16%

4.  25,000 - 50,000                                         1,499           4.43%       52,499,820.68            9.79%

5.  50,000 - 75,000                                           552           1.63%       33,530,045.69            6.25%

6.  75,000 - 100,000                                          261           0.77%       22,582,479.05            4.21%

7.  100,000 - 250,000                                         466           1.38%       71,791,819.07           13.38%

8.  250,000 - 500,000                                         185           0.55%       62,026,864.04           11.56%

9.  500,000 - 1,000,000                                        82           0.24%       56,047,566.08           10.45%

10. 1,000,000 - 5,000,000                                      42           0.12%       75,650,928.50           14.10%

11. Over   5,000,000                                            5           0.01%       31,891,966.22            5.95%


Total:                                                     33,856                     $536,379,741.04  (1)


(1) Includes $11,844,788.60(*) of loan commitments.

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT
                   TERM - IDENTIFIED PORTFOLIO AS OF 9/30/99

REMAINING INSTALLMENT TERM                    NUMBER OF ACCTS              PERCENT                   AGGREGATE         PERCENT OF
                                                                      OF NUMBER OF                 RECEIVABLES          AGGREGATE
                                                                             ACCTS                     BALANCE        RECEIVABLES
                                                                                                                          BALANCE
03 Months or Less                                      13,549               40.02%              $69,386,212.43             12.94%


04 to 06 Months                                        11,940               35.27%              182,503,950.17             34.03%


07 to 09 Months                                         7,908               23.36%              173,431,975.16             32.33%


10 to 12 Months                                           238                0.70%               30,599,398.47              5.70%


13 to 18 Months                                            97                0.29%               21,261,746.53              3.96%


More than 18 Months                                       124                0.37%               59,196,458.28             11.04%



Total:                                                 33,856                                  $536,379,741.04 (1)


(1) Includes $11,844,788.60(*) of loan commitments.

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                  AS OF 9/30/99

STATES                                     AGGREGATE                 PERCENTAGE OF
                                           RECEIVABLES               AGGREGATE RECEIVABLES
                                           BALANCE                   BALANCE

CALIFORNIA                                 $118,716,263.10               22.13%
TEXAS                                        67,458,250.01               12.58%
NEW YORK                                     40,800,129.80               7.61%
FLORIDA                                      30,502,881.78               5.69%
PENNSYLVANIA                                 27,991,985.40               5.22%
NEW JERSEY                                   21,335,008.65               3.98%
OHIO                                         16,831,039.22               3.14%
LOUISIANA                                    16,417,859.67               3.06%
WASHINGTON                                   15,348,669.80               2.86%
MASSACHUSETTS                                14,308,781.23               2.67%
ILLINOIS                                     13,639,495.08               2.54%
VIRGINIA                                     12,200,260.77               2.27%
UTAH                                          9,814,528.67               1.83%
GEORGIA                                       9,707,622.47               1.81%
KENTUCKY                                      8,210,493.34               1.53%
COLORADO                                      8,175,766.81               1.52%
MICHIGAN                                      7,955,431.98               1.48%
MISSOURI                                      7,742,827.67               1.44%
TENNESSEE                                     7,047,030.42               1.31%
NORTH CAROLINA                                6,598,398.69               1.23%
OREGON                                        6,120,526.16               1.14%
CONNECTICUT                                   6,113,816.79               1.14%
INDIANA                                       5,190,836.76               0.97%
ALASKA                                        4,974,716.15               0.93%
MISSISSIPPI                                   4,659,821.50               0.87%
OKLAHOMA                                      4,504,949.77               0.84%
WEST VIRGINIA                                 4,385,350.92               0.82%
ALABAMA                                       4,291,875.64               0.80%
MARYLAND                                      4,282,978.95               0.80%
ARIZONA                                       3,843,278.97               0.72%
WISCONSIN                                     3,788,137.46               0.71%
SOUTH CAROLINA                                3,721,458.62               0.69%
NEVADA                                        3,536,670.93               0.66%
MINNESOTA                                     3,113,948.46               0.58%
IDAHO                                         2,969,485.65               0.55%
ARKANSAS                                      2,903,671.20               0.54%
HAWAII                                        2,760,511.35               0.51%
NEW HAMPSHIRE                                 1,187,244.76               0.22%
MAINE                                           698,951.69               0.13%
NEBRASKA                                        656,757.02               0.12%
MONTANA                                         566,841.50               0.11%
IOWA                                            418,926.47               0.08%
WYOMING                                         323,034.84               0.06%
RHODE ISLAND                                    230,843.93               0.04%
SOUTH DAKOTA                                    215,286.35               0.04%
BRITISH COLUMBIA                                 79,789.52               0.01%
NEW MEXICO                                       23,609.93               0.00%
VIRGIN ISLANDS                                    9,683.88               0.00%
DELAWARE                                          2,667.60               0.00%
KANSAS                                            1,343.71               0.00%

Total:                                     $536,379,741.04 (1)


(1) Includes $11,844,788.60(*) of loan commitments.

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                                 NINE MONTHS                          TWELVE MONTHS
                                                              ENDED SEPTEMBER 30,                   ENDED DECEMBER 31,
                                                           1999              1998                 1998              1997
                                                           ----              ----                 ----              ----

Average Month Principal Balance (2)                      $530,980(*)       $535,104             $536,913          $562,229

Gross Charge-Offs                                           2,103             2,111                3,010             1,002
Recoveries                                                    892               620                  804               102
Net Charge-Offs                                             1,211             1,491                2,206               900

Net Charge-Offs as a Percentage of Average
    Aggregate Outstanding Principal Balance                  0.30% (3)(*)      0.37% (3)(*)         0.41%             0.16%


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)  Based on the average beginning of the month balances.

(3)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                            AT SEPTEMBER 30,                     AT DECEMBER 31,
                                                         1999              1998              1998              1997
                                                         ----              ----              ----              ----
Number of days a loan remains overdue
    after cancellation of the related insurance
    policy

         31-89 days                                      0.64%(*)           0.87%            1.25%               1.17%
         90-270 days                                     0.69%(*)           1.07%            0.91%               0.93%

         Over 270 days (1)                               0.00%              0.00%            0.00%               0.00%
                                                         -----              -----            -----               -----

             Total                                       1.33%(*)           1.94%            2.16%               2.10%
                                                         =====              =====            =====               =====



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)




                                                           NINE MONTHS                      TWELVE MONTHS
                                                        ENDED SEPTEMBER 30,                ENDED DECEMBER 31,
                                                      1999              1998             1998              1997
                                                      ----              ----             ----              ----
Average Month Principal Balance (1)                 $530,980(*)       $535,104         $536,913          $562,229

Interest & Fee Income                                 41,029(*)         45,918           60,676            63,462

Average Revenue Yield on Outstanding
   Principal Balance Receivables                       10.30%(2)(*)      11.44 (2)        11.30%            11.29%



(1)   Based on the average beginning of the month balances.

(2)   Calculated on an annualized basis.